Exhibit 10.3

LIMITED LIABILITY COMPANY INTERESTS PURCHASE AGREEMENT

LIMITED LIABILITY COMPANY INTERESTS PURCHASE AGREEMENT (the “Agreement”), dated as of July 12, 2013, by and between Colt Defense LLC, a Delaware limited liability company (the “Company”), and the investors listed on the Schedule of Buyers attached as Schedule I hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and each Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Units and Exchange Commission (the “SEC”) under the 1933 Act.

B. The Company has authorized the issuance of 31,165.589 voting limited liability common units (the “Offered Units”) plus an additional amount equal up to 17,314.218 voting limited liability common units pursuant to Section 5 of this Agreement.

C. Each Buyer wishes to purchase, severally but not jointly, and the Company wishes to sell, upon the terms and conditions stated in this Agreement that aggregate amount of Offered Units set forth opposite such Buyer’s name on the Schedule of Buyers under the heading “Purchase Price” (which aggregate purchase price for all Buyers shall be $9,000,000.00).

NOW, THEREFORE, the Company and each Buyer (with respect only to itself) hereby agree as follows:

1.	PURCHASE AND SALE OF OFFERED UNITS.

(a) Purchase of Offered Units. Subject to the satisfaction (or waiver) of the conditions set forth in Section 6 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), an amount of Offered Units as is set forth opposite such Buyer’s name on the Schedule of Buyers under the heading “Purchase Price”.

(b) Subscription and Closing.  The closing of the purchase of the Offered Units (the “Closing”) and the payment of the Purchase Price (as defined below) shall occur on the Closing Date (as defined below) at the offices of Sciens Capital Management LLC, 667 Madison Avenue, New York, New York 10065. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City Time, on the business day immediately following notification from the Company of satisfaction (or waiver) of the conditions to the Closing set forth in Section 6 below or on a date to be mutually agreed to by the Company and each Buyer.

(c) Purchase Price. The purchase price for each Buyer (the “Purchase Price”) of the Offered Units to be purchased by each such Buyer at the Closing shall be equal to $288.78 per Offered Unit being purchased by such Buyer at the Closing.

(d) Subscription Deliveries. At the Closing, (i) each Buyer shall pay its Purchase Price (as set forth opposite such Buyer’s name on the Schedule of Buyers under the heading “Purchase Price”) for the Offered Units to be issued and sold to such Buyer, by wire transfer of immediately available funds to the Company and shall deliver to the Company its signature page to the LLC Agreement; and (ii) the Company shall deliver to such Buyer the certificates for the Offered Units, duly executed on behalf of the Company, dated as of the Closing Date, and registered in the name of such Buyer or its designee.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants with respect to only itself that:

(a) No Public Sale or Distribution. Such Buyer is acquiring the Offered Units for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that subject to the terms of the LLC Agreement such Buyer does not agree to hold any of the Offered Units for any minimum or other specific term and reserves the right to dispose of the Offered Units at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Offered Units hereunder in the ordinary course of its business. Such Buyer presently does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Offered Units. Such Buyer acknowledges that the Offered Units are subject to the restrictions on transfer provided for in the LLC Agreement. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and/or a government or any department or agency thereof.

(b) Accredited Investor Status. Such Buyer is an “accredited investor” (as that term is defined in Rule 501(a) of Regulation D). Such Buyer, taking into account the personnel and resources it can practically bring to bear on the purchase of the Offered Units contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in debt and equity securities presenting an investment decision like that involved in the purchase of the Offered Units. Such Buyer is able to bear the economic risk of an investment in the Offered Units.

(c) Reliance on Exemptions. Such Buyer understands that the Offered Units are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Offered Units.

(d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Offered Units which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Such Buyer understands that its investment in the Offered Units involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Offered Units. Such Buyer has, in connection with its decision to purchase the Offered Units, relied solely upon the representations and warranties contained in the Transaction Documents (as defined below).

(e) Legends. Such Buyer understands that the certificates or other instruments representing the Offered Units have not been registered under the 1933 Act, the unit certificates representing such units, except as set forth below, may bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THE TRANSFER OF THE UNITS REPRESENTED BY THIS CERTIFICATE, AND THE RIGHTS OF THE HOLDER HEREOF, ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF JUNE 12, 2003, AS AMENDED AS OF JULY 9, 2007, AND AS FURTHER AMENDED THEREAFTER (A COPY OF WHICH IS ON FILE WITH THE COMPANY), AS THE SAME MAY BE FURTHER AMENDED FROM TIME TO TIME, AND NO TRANSFER OF THE UNITS REPRESENTED HEREBY OR OF UNITS ISSUED IN EXCHANGE THEREOF SHALL BE VALID OR EFFECTIVE UNLESS THE TERMS AND CONDITIONS OF SUCH AGREEMENT HAVE BEEN FULFILLED

The first legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Offered Units upon which it is stamped, if, unless otherwise required by state securities laws, (i) upon transfer such Offered Units are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company, in a form reasonably acceptable to the Company, to the effect that such legend is not required under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Offered Units can be sold, assigned or transferred pursuant to Rule 144.

(f) Validity; Enforcement. This Agreement and each of the other Transaction Documents to which such Buyer is a party has been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer, enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except that the indemnification provisions under the Transaction Documents may further be limited by principles of public policy.

(g) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and each of the other Transaction Documents to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clause (ii) above, for such conflicts, defaults, rights or violations which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(h) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to each of the Buyers as follows:

(a) Subsidiaries.  As of the date hereof, the Company has no directly or indirectly wholly-owned Subsidiaries other than as set forth on Schedule 2 (collectively, the “Subsidiaries”). The Company owns, directly or indirectly, the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien (as defined in Section 3(f) below) other than as set forth on Schedule 2 and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, do not and could not, individually or in the aggregate, (i) materially adversely affect the legality, validity or enforceability of any of the material provisions of the Transaction Document, (ii) reasonably be expected to have or result in a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole on a consolidated basis, or (iii) materially adversely impair the Company’s or any of the Subsidiary’s ability to perform fully on a timely basis its material obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”). For purposes of this Agreement, “Transaction Documents” means, collectively, this Agreement, the Limited Liability Company Agreement of Colt Defense LLC, dated as of June 12, 2003, as amended (the “LLC Agreement”), the Offered Units, a Joinder to the LLC Agreement and each of the other documents entered into or delivered by the parties hereto in connection with the transactions contemplated by this Agreement.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and each Subsidiary and no further consent or action is required by the Company and each Subsidiary, its Board of Directors or its stockholders. Each of the Transaction Documents has been (or, if executed after the date hereof, upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except that the indemnification provisions under the Transaction Documents may further be limited by principles of public policy.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Offered Units, do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation or formation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a debt of the Company or a Subsidiary or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, except to the extent that such conflict, default or termination right has not had, and could not reasonably be expected to have, a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject, or by which any property or asset of the Company or a Subsidiary is bound or affected, except to the extent that such violation has not had, and could not reasonably be expected to have, a Material Adverse Effect.

(e) Consents. Except those that have been obtained prior to or on the date hereof, neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for the Company to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any of its Subsidiaries is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date. The Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the foregoing.

(f) Issuance of the Offered Units. The Offered Units are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable (if applicable), free and clear of all liens, charges, claims, security interests, encumbrances, rights of first refusal that have not been waived, or other restrictions (“Liens”) and shall not be subject to preemptive rights or similar rights of unitholders.

(g) Capitalization. Immediately prior to the transactions contemplated hereunder, the capital stock of the Company consists of 101,008.337 voting common units (the “Units”), in each case issued and outstanding.  All outstanding Units are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except for options exercisable for 10,611 non-voting Units as of the date hereof, and outstanding commitments to issue an additional 1,300 non-voting Units, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Units, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Units, or securities or rights convertible or exchangeable into Units. The issue and sale of the Offered Units will not obligate the Company to issue Units or other securities to any Person (other than the Buyers) and will not result in a right of any holder of securities of the Company to adjust the exercise, conversion, exchange or reset price under such securities.

(h) Financial Statements.  The consolidated audited financial statements of the Company for the year ended December 31, 2012 (the “Balance Sheet Date”) and the unaudited quarterly financial statements for the quarter ended March 31, 2013 have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended.

(i) Material Changes. Since the Balance Sheet Date, (A) there has been no event, occurrence or development that, individually or in the aggregate, has resulted in, or that could reasonably be expected to result in, a Material Adverse Effect, (B) the Company has not incurred any material liabilities (contingent or otherwise) other than (1) transactions in the ordinary course of business consistent with past practice and (2) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP, (C) the Company has not altered its method of accounting or the identity of its auditors, (D) except as set forth on Schedule 2, the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (E) the Company has not sold any assets, individually or in the aggregate, in excess of $5,000,000 and (F) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans.

(j) Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

(k) Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator, governmental body or exchange or automated quotation system on which any of the securities of the Company are listed or designated, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as, individually or in the aggregate, has not had or resulted in, or could not reasonably be expected to have or result in, a Material Adverse Effect.

(l) Title to Assets. The Company and the Subsidiaries do not own real property, other than real estate owned by Colt Canada Corporation in Kitchener, Ontario, Canada and have good and marketable title to all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except as set forth on Schedule 2 and except for Liens that do not materially affect the value of such property, do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and, individually or in the aggregate, has not had or resulted in, and could not reasonably be expected to have or result in, a Material Adverse Effect. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance except, in each case, as do not result in, and could not reasonably be expected to result in, a Material Adverse Effect.

(m) Certain Fees.  Other than such fees as are referenced in Section 4(c)(2) below, no brokerage or finder’s fees or commissions or any other payment, whether in the form of cash, securities or other consideration, or any combination of the foregoing, are or will be payable, directly or indirectly, by the Company, any Subsidiary or any Affiliate thereof to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person directly or indirectly with respect to the transactions contemplated by this Agreement or any of the other Transaction Documents, and the Company has not taken any action that would cause any Buyer to be liable for any such fees or commissions pursuant to any agreement or arrangement to which the Company is or may become a party. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any claim against any Buyer relating to a breach of this representation.

(n) Private Placement. Neither the Company nor any Person acting on the Company’s behalf has sold or offered to sell or solicited any offer to buy the Offered Units by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates (as defined under the 1933 Act) nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security of the Company under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale by the Company of the Offered Units as contemplated hereby . None of the Company, its Subsidiaries, their Affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require the registration of any of the Offered Units under the 1933 Act . The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  Assuming the accuracy of the representations and warranties of each Buyer made in Section 2, no consent, license, permit, waiver approval or authorization of, or designation, declaration, registration or filing with, the SEC or any state securities regulatory authority is required in connection with the offer, sale, issuance or delivery of the Offered Units, other than the possible filing of a Form D with the SEC and filings with applicable state securities agencies.

(o) Intellectual Property. To the knowledge of the Company, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with each of such companies operations as currently conducted and which the failure to so has had, or could reasonably be expected to have, a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person in each case except as does not result in, and could not reasonably be expected to result in, a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights, in each case except as does not result in, and could not reasonably be expected to result in, a Material Adverse Effect.

(p) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits, individually or in the aggregate, has not had or resulted in, and could not reasonably be expected to have or result in, a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit except as has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are consistent with the Company’s past practices. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(r) Tax Status. The Company and each of the Subsidiaries (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

4.	COVENANTS.

(a) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Offered Units as required under Regulation D and, if requested, to provide a copy thereof to each Buyer promptly after such filing. The Company shall make all filings and reports relating to the offer and sale of the Offered Units required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(b) Use of Proceeds. The Company will use the proceeds from the sale of the Offered Units for general working capital purposes.

(c) Fees and Expenses.

(i)	At or subsequent to the Closing upon submission of an invoice, the Company shall reimburse Colt Defense Holding III L.P. for its fees and expenses, including, without limitation, its legal fees.

(ii)
 The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions relating to or arising out of the transactions contemplated hereby for placement agents, financial advisors or brokers engaged by the Company or its Affiliates or agents. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Offered Units to the Buyers.

(d) Pledge of Offered Units. Subject to the terms of the LLC Agreement, the Company acknowledges and agrees that the Offered Units may be pledged by a Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Offered Units. The pledge of Offered Units shall not be deemed to be a transfer, sale, assignment or other disposition of the Offered Units hereunder, and no Buyer effecting a pledge of Offered Units shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, except as may be required by the LLC Agreement.. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Offered Units may reasonably request in connection with a pledge of the Offered Units to such pledgee by a Buyer.

5. Option.  Until December 31, 2013, Colt Defense Holding III L.P. shall have the option to purchase up to 17,314.218 additional Common Units (in whole or in part and from time to time) on the same terms and conditions as are set forth in this Agreement by executing and delivering to the Company a unit purchase agreement substantially in the form of this Agreement.

6.	CONDITIONS TO SUBSCRIPTION.

(a) Conditions to the Company’s Obligations. The obligation of the Company hereunder to issue at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions; provided, that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)	Each of the Buyers shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)
Each of the Buyers shall have delivered the Purchase Price for the Offered Units being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(b) Conditions to each Buyer’s Obligation. The obligation of each Buyer hereunder to pay its Purchase Price at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions; provided, that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)
The Company shall have executed and delivered (A) to such Buyer each of the Transaction Documents and (B) the Offered Units which are being purchased by such Buyer at the Closing pursuant to this Agreement, which Units shall be dated as of the Closing Date.

(ii)	The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Offered Units.

(iii)	The consummation of the acquisition set forth on Schedule 1shall have closed simultaneously with the transactions contemplated by this Agreement.

7.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided, that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature. \

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of the Offered Units representing at least a majority of the Offered Units, or, if prior to the Closing Date, the Company and the Buyers listed on the Schedule of Buyers as being obligated to purchase at least a majority of the Offered Units. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Offered Units then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of the Offered Units, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company by mail or facsimile:

Colt Defense LLC
P.O. Box 118
Hartford, CT 06141
Facsimile: (860) 244-1442
Attention: General Counsel

If to the Company by courier:

Colt Defense LLC
547 New Park Avenue
West Hartford, CT 06110
Attention: General Counsel

If to a Buyer, to its address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party fifteen (15) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Offered Units. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of Offered Units representing at least a majority of the Offered Units then outstanding, including by merger or consolidation. A Buyer may assign, without the consent of the Company, some or all of its rights hereunder to any Person to whom such Buyer assigns or transfers Offered Units, or the right to acquire Offered Units, in accordance herewith; provided, such transferee agrees in writing to be bound with respect to the transferred Offered Units to the provisions hereof that apply to the transferring Buyer, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights. A purported assignment in violation of this Agreement shall be void.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. The representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4 and 7 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification.

(i)
In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Units hereunder and thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Offered Units and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Buyer Indemnified Liabilities”), incurred by any Buyer Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Buyer Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) other than those arising from or resulting from a misrepresentation or breach of any representation or warranty made by such Buyer Indemnitee contained in the Transaction Documents or a breach of any covenant, agreement, obligation or applicable law by such Buyer Indemnitee contained in the Transaction Documents, the execution, delivery, performance or enforcement of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Offered Units, or (iii) other than those arising from or resulting from a misrepresentation or breach of any representation or warranty made by such Buyer Indemnitee contained in the Transaction Documents or a breach of any covenant, agreement,  obligation or applicable law by such Buyer Indemnitee contained in the Transaction Documents, the status of such Buyer or holder of the Offered Units as an investor in the Company.  Notwithstanding the foregoing, the Company shall not be liable for any indemnification to a Buyer Indemnitee to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense (i) results from such Buyer Indemnitee’s violation of law, gross negligence, bad faith conduct, willful misconduct or breach of this Agreement or any other Transaction Document, or (ii) is brought against such Buyer Indemnitee by a third party transferee of any of the Offered Units purchased hereunder, and is based upon or arises out of the Buyer Indemnitee’s conduct in connection with such transfer.

(ii)
To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer and each holder of the Offered Units shall have all rights and remedies set forth in the Transaction Documents, in addition to and not in lieu of all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of any of the Transaction Documents shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of any of the Transaction Documents and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under any of the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

(o) Knowledge. For purposes of this Agreement, the terms “knowledge of the Company” or “the Company’s knowledge” means the actual knowledge of the chief executive, chief financial and chief legal officers of the Company.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Buyer and the Company has caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY: COLT DEFENSE LLC By: /s/ Gerald R. Dinkel Name: Gerald R. Dinkel Title: President and CEO

IN WITNESS WHEREOF, each Buyer and the Company has caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

COLT DEFENSE HOLDING III L.P.
By: COLT DEFENSE HOLDING III
GP LLC, its general partner

By:  /s/ Daniel Standen
      Name:  Daniel Standen

BUYER:  Colt Defense Employee Plan
Holding Corporation

By:  /s/ Gerald R. Dinkel
       Name:  Gerald R. Dinkel

BUYER:

By:  /s/ Richard Nadeau
       Name:  Richard Nadeau

BUYER:

By:  /s/ Michael P. Reissig
       Name:  Michael P. Reissig

BUYER:

By:  /s/ John M. Magouirk
       Name:  John M. Magouirk

BUYER:

By:  /s/ John B. Ibbotson
       Name:  John B. Ibbotson

BUYER:

By:  /s/ Z. Clifton Dameron IV
       Name:  Z. Clifton Dameron IV

BUYER: By: /s/ Alexander Loucopoulos Name: Alexander Loucopoulos BUYER: By: /s/ Glen R. Johnson Name: Glen R. Johnson BUYER: By: /s/ Carlton S. Chen Name: Carlton S. Chen

Schedule I

Schedule of Buyers

Buyer	Address	Purchase Price	Numbered of Offered Units
Colt Defense Holding III L.P.	c/o Sciens Capital Management LLC 667 Madison Avenue New York, New York 10065	$8,729,296.42	30,228.186
Colt Defense Employee Plan Holding Corporation	P.O. Box 118 Hartford, Connecticut 06141	$107,343.58	371.714
Richard Nadeau	1910 Ballycor Drive Vienna, Virginia 22182	$48,108.16	166.591
Michael P. Reissig	56 Old King Street Enfield, Connecticut 06082	$37,400.02	129.510
John M. Magourik	16 Farmbrook Drive Tolland, Connecticut 06084	$20,958.02	72.574
John B. Ibbotson	14 Alger Road Moodus, Connecticut 06469	$20,958.02	72.574
Z. Clifton Dameron IV	Sciens Capital Management LLC 667 Madison Avenue New York, New York 10065	$15,016.56	52.000
Alexander Loucopoulos	Sciens Capital Management LLC 667 Madison Avenue New York, New York 10065	$12,706.32	44.000
Glen R. Johnson	361 Polynesia Court Marco Island, Florida 34145	$7,924.12	27.440
Carlton S. Chen	648 Nod Hill Road Wilton, Connecticut 06897-1305	$288.78	1.000

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Schedule 1

The acquisition of New Colt Holding Corp. by the Company.

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Schedule 2

Directly and Indirectly Wholly Owned Subsidiaries of Colt Defense LLC

Colt Canada Corporation

Colt Finance Corp.

Colt Defense Technical Services LLC

Colt International Coöperatief U.A.

Liens

All or portions of the stock, membership interests and assets of the above Subsidiaries are subject to Liens in favor of Wells Fargo Capital Finance, LLC, as agent.

All or substantially all of the assets of Colt Defense LLC are subject to Liens in favor of Wells Fargo Capital Finance, LLC, as agent.

Distributions / Redemptions

The Company purchased all of the Units held by Blackstone Mezzanine Partners II-A L.P. and Blackstone Mezzanine Holdings II USS L.P. on March 22, 2013

The Company made a tax distribution to holders of Units in the aggregate amount of $1,356,645 pursuant to Section 8.2 of the LLC Agreement, on June 11, 2013.

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